                                                                    EXHIBIT 10.5

                       MANUFACTURING SERVICES AGREEMENT
                       --------------------------------


  MANUFACTURING SERVICES AGREEMENT dated as of September 30, 1998, by and between Owens Corning, a Delaware corporation ("OC"), and Advanced Glassfiber Yarns, LLC ("Buyer").

                             W I T N E S S E T H:
                             - - - - - - - - - -

       WHEREAS, OC has been engaged, in part, in the business of manufacturing and selling glass fiber yarns and specialty materials (the "Business") at its facility located in Huntingdon, Pennsylvania (the "Facility").

       WHEREAS, Buyer on the date hereof (the "Closing Date") has purchased substantially all of the assets of OC principally related to the operation of the Business, except for certain equipment used in the manufacture of continuous filament mat ("Retained Equipment").

       WHEREAS, OC and Buyer have entered into a lease agreement (the "Lease"), pursuant to which Buyer shall agree to lease the portion of the Huntingdon property in which such continuous filament mat is manufactured to OC (the "Leased Premises") on the terms and subject to the conditions set forth therein.

       WHEREAS, at OC's request, Buyer has agreed to provide to OC certain manufacturing services to support the business of OC at the Leased Premises on the terms and conditions stated herein.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby covenant and agree as follows:
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                                   ARTICLE I
                                BASIC SERVICES

       SECTION 1.01  Basic Services.  In consideration for the payment by OC to
                     --------------
Buyer of a fee (which amount will be reduced proportionately for any partial year) (the "Basic Services Fee") the method of computation of which is set forth in Schedule A hereto, Buyer shall provide the following services in a professional and workmanlike manner:

       (a) Sufficient manufacturing and management capabilities through persons (operators, supervisors and support personnel) of demonstrated skills and experience to manufacture through the operation of Retained Equipment on the Leased Premises OC continuous filament mat products in accordance with OC's quality standards and specifications at designated manufacturing schedules and production levels. Further terms are set forth on Schedule A.

       (b) Ancillary services relating to the manufacturing process in the Leased Premises, including but not limited to maintenance, environmental, building and grounds, general overhead, human resource administration, information systems, shipping, warehousing, packaging, and material movement.

       (c) Such other services not specifically enumerated in (a) or (b) that were provided by OC to the Retained Equipment line as of the date of this Agreement.

       SECTION 1.02  Additional Services.
                     -------------------

       (a) In addition to the Basic Services, Buyer may, in its reasonable discretion, provide to OC other services reasonably requested by OC from time to time.

       (b) Buyer shall charge OC a fee (the "Additional Services Fee") for any such services (the "Additional Services") in an amount which shall be mutually agreeable to the parties.

       (c) Payment by OC to Buyer for all Additional Services shall be made as follows:

               (i) To the extent such Additional Services are provided by third parties only on or with respect to the Leased Premises, OC shall remit payment to Buyer within thirty (30) days of OC's receipt of a copy of such third party's invoice.

               (ii) To the extent such Additional Services are provided by third parties performing such services at both the Leased Premises and at other portions of the Facility, OC shall remit to Buyer such portion of any such third party invoice as shall be mutually agreed upon by Buyer and OC within 30 days of its receipt of such invoice from Buyer.

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            (iii)  To the extent such Additional Services are provided by personnel of Buyer, Buyer shall submit to OC a monthly invoice for all Additional Services which are provided on a daily or weekly basis, and a quarterly invoice for all Additional Services which are provided at intervals of one month or more. OC shall remit the amount of each such invoice to Buyer within 30 days of its receipt from Buyer.

            (iv) Notwithstanding anything to the contrary contained herein, the Additional Services Fee payable in connection with the delivery of Additional Services is in addition to and not in lieu of the Basis Services Fee payable under Section 1.01 above.

            (v) The parties acknowledge and agree that the terms of this Agreement relate solely to the provision of services by Buyer on OC's behalf at the Leased Premises. Any services other than Services provided under this Agreement which relate to the Leased Premises are dealt with separately under the terms of the Lease and Buyer shall not be entitled to payment or reimbursement for any such services by virtue of the terms and provisions of this Agreement such that there will be no duplication of payment for the same services.

            (vi) In providing the Additional Services, Buyer covenants and agrees to use its commercially reasonable efforts to provide and/or obtain top quality service providers at the lowest possible cost for the benefit of OC.

            (vii) Nothing herein requires OC to obtain any Additional Services from Buyer or otherwise precludes OC from obtaining such services directly from any third party or its own employees.

       SECTION 1.03  Operations Manager; Other Personnel.
                     -----------------------------------

       (a) At all times during the term of this Agreement, Buyer shall cause one of its existing employees to act as Operations Manager on a full-time basis with respect to the services provided by Buyer under this Agreement. Such employee shall be a manager, reasonably acceptable to OC, who is highly experienced in all relevant aspects of manufacturing, production, quality control, OC's continuous filament mat products, shipping, receiving, inventory control and personnel management. As Operations Manager, such employee shall be fully responsible on a day-to-day basis for the services provided by Buyer hereunder. The services performed by the Operations Manager are considered Basic Services and are not in addition to such services.

       (b) It is understood that certain OC employees, specifically, the platform leader and technical support operation personnel, will be assigned to work on the Leased Premises for quality assurance purposes and for the oversight of the manufacturing processes to insure compliance with all OC's product line and quality specifications and its product mix, scheduling and volume requirements. These OC employees shall address any issues or concerns that relate

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

to compliance to the Operations Manager or his/her designee and Buyer agrees to undertake prompt efforts to satisfy or remediate such issues or concerns. If necessary or appropriate, the parties understand that the Operations Manager or his/her designee may direct or authorize such OC employees to assist Buyer's employees directly to satisfy or remediate any such issues or concerns.


                                  ARTICLE II
                               EMPLOYEE MATTERS

       SECTION 2.01  Buyer's Employees.  Buyer shall direct the operation of its
                     -----------------
staff in all respects and, except as otherwise provided or required herein, Buyer shall determine, without instruction from OC, the method, means and manner of utilizing its employees in performing services under this Agreement. Buyer has the exclusive right to select, retain and discharge its employees, and has complete authority to set all terms and conditions of employment. In the event Buyer elects to hire on the Closing Date individuals employed by OC at the Facility ("Former OC Employees"), such employees shall cease to be employed by OC and shall be under the sole direction, supervision and management of Buyer as of the Closing Date.

       SECTION 2.02  Compliance with Employer Obligations.
                     ------------------------------------

       (a) For the period including and subsequent to the Effective Date (as herein defined), Buyer shall be responsible for compliance with all federal, state and local laws, rules and regulations relating to the employment of any Former OC Employee and any other Buyer personnel involved in performing the services contemplated herein.

       (b) For the period including and subsequent to the Effective Date (as herein defined), Buyer shall be responsible for all compensation and benefits of any Former OC Employee and any other Buyer personnel involved in performing the services contemplated herein (including, without limitation, all federal, state and local payroll, social security, unemployment, workers' compensation and similar taxes payable for each such employee), and OC shall have no responsibility therefor.

       SECTION 2.03  Workmen; Labor Harmony.  Buyer shall provide workmen and
                     ----------------------
personnel (including supervisory personnel) as required by this Agreement and otherwise in sufficient number and of proper skill and training for the prompt and efficient performance of the services in the manner herein provided. The supervisory personnel shall be experienced and competent and sufficient in number to ensure compliance with this Agreement. Buyer shall inform OC promptly regarding any matter, including any labor or other dispute, which may interfere with the performance of the Agreement or the performances of any other labor, work or service in or about the Leased Premises and shall cooperate with OC in disposing of any such dispute. Whenever requested by OC, a written statement setting forth the names of all supervisors and other employees of Buyer to be used in the performance of this Agreement or

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any portion thereof, and an identification of the job assignment, skills and qualifications of each person shall be furnished by Buyer to OC.


                                  ARTICLE III
                             ADDITIONAL AGREEMENTS

       SECTION 3.01  Product Insurance.  Buyer shall at all times maintain
                     -----------------
insurance covering the Equipment, raw materials, in-process and final Inventory used or produced pursuant to this Agreement, which product insurance shall be reasonably satisfactory to OC. In the event that (i) a loss occurs, (ii) Buyer or Buyer's insurance carrier reimburses OC therefor, and (iii) OC is reimbursed for such loss by its own insurance carrier or otherwise, OC shall promptly forward to Buyer or Buyer's insurance carrier, as the case may be, any monies so received to the extent of the payment made by Buyer or its own insurance carrier to OC in connection with such loss.

       SECTION 3.02  General Liability Insurance.  Without limiting in any way
                     ---------------------------
the obligations of Buyer under Section 3.01, OC shall provide such general liability insurance as set forth in the Lease or as otherwise agreed prior to the Closing Date. In the event that (i) a loss occurs, (ii) Buyer or Buyer's insurance carrier reimburses OC therefor, and (iii) OC is reimbursed for such loss by its own insurance carrier or otherwise, OC shall promptly forward to Buyer or Buyer's insurance carrier, as the case may be, any monies so received to the extent of the payment made by Buyer or its own insurance carrier to OC in connection with such loss.


                                  ARTICLE IV
                                INDEMNIFICATION

       SECTION 4.01  Indemnification, etc. by Buyer.  Buyer agrees to indemnify
                     ------------------------------
OC and its directors, officers, employees and agents, and agrees to hold them harmless, from and against any loss, liability, claim, damage or expense (including the reasonable fees, charges and disbursements of counsel) (collectively, "Losses") suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any agreement or obligation of Buyer contained in this Agreement, (ii) the gross negligence or willful misconduct of Buyer or of its directors, officers, employees or agents in connection with activities undertaken pursuant to and services provided under this Agreement,
(iii) Buyer's failure to comply with any federal, state or municipal law or regulation applicable to the Leased Premises or Buyer's operations therein, (iv) any injury to or claim of Buyer's employees or any third party relating to the Leased Premises or Buyer's operations therein, or (v) any breach of any agreement entered into by Buyer with any third party or its employees relating to Buyer's employees, the Leased Premises or the operations therein.

       SECTION 4.02  Indemnification by OC.  OC agrees to indemnify Buyer and
                     ---------------------
its directors, officers, employees and agents, and agrees to hold them harmless, from and against

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

any Losses suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any agreement or obligation of OC contained in this Agreement, (ii) the gross negligence or willful misconduct of OC or of its directors, officers, employees or agents for activities undertaken pursuant to and services provided under this Agreement, or (iii) OC's failure to comply with any federal, state or municipal law or regulation applicable to the OC employees located at the Leased Premises or OC's operations therein, (iv) any injury to or claim of OC's employees, or (v) any breach of any agreement entered into by OC with any third party or its employees related to OC's employees or OC's operations on the Leased Premises.


                                   ARTICLE V
                          EFFECTIVENESS; TERMINATION

       SECTION 5.01  Term.  This Agreement shall commence on the date hereof
                     ----
(the "Effective Date") and shall continue in effect unless otherwise terminated as provided in Section 5.02 for so long as OC or its Affiliates (as defined in the Contribution Agreement between the parties) continues to hold a 49% Membership Interest in the Buyer's Business.

       SECTION 5.02  Early Termination.
                     -----------------

       (a) At any time, OC may terminate this Agreement by giving not less than one hundred eighty (180) days' prior written notice of such termination to Buyer.

       (b) Notwithstanding the provisions of Section 5.01 or 5.02(a), upon termination of the Lease for any reason, this Agreement shall automatically terminate.

       SECTION 5.03  Procedures upon Termination; Survival.
                     -------------------------------------

       (a) Promptly following any termination of this Agreement, Buyer shall (i) deliver to OC all books, records and forms pertaining to OC's continuous filament mat business then in the possession of Buyer, (ii) furnish OC with a final accounting of the raw materials, work in progress and finished products then in inventory relating to the continuous filament mat business at the Facility, (iii) make available for pick-up by OC any and all unsold raw materials, work in progress and finished products in the custody of Buyer relating to the continuous filament mat business and (iv) provide services, to be delivered either by Buyer or a third party, at the option of Buyer, if requested by OC sufficient to dismantle and move any Equipment, raw materials, work in progress and finished products belonging to OC from the Leased Premises to a location designated by OC, the expenses of such services shall be assumed by OC provided, however, that if this Agreement is terminated by OC prior to its
      --------  -------
Expiration Date (as herein defined) for any reason other than the gross negligence or willful misconduct of Buyer, these expenses shall be the responsibility of OC. OC acknowledges and agrees that all services provided to OC under this Section 5.03(a) shall be at OC's risk without any liability for Buyer other than in the case of its gross negligence or willful misconduct.

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       (b) Notwithstanding any termination of this Agreement, each party shall remain liable for all amounts owed by it to the other at the time of such termination, including amounts payable in respect of the month in which such termination occurs; provided, however, that any amount payable in respect of
                    --------  -------
such month shall be calculated on a prorated basis to reflect the date of termination, except to the extent that the invoicing party demonstrates that such proration would be commercially unreasonable.

       (c) Notwithstanding anything in this Agreement to the contrary, the agreements contained in Article V shall survive the termination or expiration of this Agreement.


                                  ARTICLE VI
                                 MISCELLANEOUS

       SECTION 6.01  Relationship of Parties; Independent Contractors.  The
                     ------------------------------------------------
relationship of the parties created by this Agreement is that of independent contractors, and neither party, nor any of its employees, directors, officers or agents, shall be deemed to be the representative, agent or employee of the other party for any purpose whatsoever, nor shall they or any of them have any authority or right to assume or create an obligation of any kind or nature, expressed or implied, on behalf of the other party, nor to accept service of any legal process of any kind addressed to, or intended for, the other party.

       SECTION 6.02  Notices.  All notices and demands of any kind which either
                     -------
party may be required or desire to serve upon the other under the terms of this Agreement shall be in writing and shall be served upon the parties by personal delivery or by certified mail, return receipt requested, at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Buyer:       Advanced Glassfiber Yarns LLC
                     2556 Wagener Road
                     Aiken, South Carolina 29801
                     Fax: 803-643-1526
                     Attention: General Manager

  With a copy to:    AGY Holdings, Inc.
                     c/o Glass Holdings Corp.
                     3802 Robert Porcher Way
                     Greensboro, North Carolina 27410
                     Fax: 336-545-7715
                     Attention: President

  And to:            Jefferson Holdings, Inc.
                     One Owens Corning Parkway

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

                     Toledo, Ohio  43659
                     Fax: 419-248-8445
                     Attention: Corporate Secretary

  If to OC:          Owens Corning World Headquarters
                     One Owens Corning Parkway
                     Toledo, Ohio  43659
                     Fax: 419-248-1723
                     Attention: Law Department

  With a copy to:    Owens Corning World Headquarters
                     One Owens Corning Parkway
                     Toledo, Ohio  43659
                     Fax: 419-248-1723
                     Attention: Law Department

  or to such other address as any such party shall designate by written notice to the other parties hereto.

       SECTION 6.03  Successor And Assigns.  This Agreement shall be binding
                     ---------------------
upon and shall inure to the benefit of both parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this Section 6.03, Buyer, or any permitted assignee or transferee of Buyer, may assign or otherwise transfer all of its rights and/or obligations hereunder (i) to any entity or entities, or any assignee of such entity or entities, providing financing for the transactions contemplated by this Agreement or to any entity or entities providing to Buyer, Buyer's Affiliates, or to any such permitted assignee of Buyer, financing relating to the Business (collectively, the "Financing Sources"), (ii) to any Affiliate of Buyer, provided that (x) such Affiliate shall agree with OC and its permitted assignees or transferees, if any, in writing to assume the Buyer's obligations hereunder and (y) any such assignment to an Affiliate of the Buyer shall not relieve the Buyer from its obligations hereunder or (iii) to any entity to which Buyer, or any assignee or transferee of Buyer, assigns, sells, transfers or otherwise conveys all or substantially all of the assets constituting the Huntingdon Facility (as such term is defined in the SPA) (a "Partial Assignment"), provided that such acquiring entity agrees with and acknowledges in writing to OC and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were Buyer and that such entity shall perform all of Buyer's obligations hereunder. Notwithstanding any nonassignment provisions contained in this Section 6.03, OC, or any permitted assignee or transferee of OC, may assign or otherwise transfer some or all of its rights and/or obligations hereunder (i) to any Affiliate of OC, provided that (x) such Affiliate shall agree with Buyer and its permitted assignees or transferees, if any, in writing to assume the OC's

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

obligations hereunder and (y) any such assignment to an Affiliate of the OC shall not relieve the OC from its obligations hereunder or (ii) to any entity to which OC, or any assignee or transferee of OC, assigns, sells, transfers or otherwise conveys all or substantially all of the assets constituting the Business, provided that such acquiring entity agrees with and acknowledges in writing to Buyer and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were OC and that such entity shall perform all of OC's obligations hereunder. To the extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of, the legal successors, assigns, or representatives of the parties.

       SECTION 6.04  Force Majeure  Neither party shall be liable to the other
                     -------------
for delay or failure to perform in whole or in part, by reason of contingencies or events which: (i) are beyond the reasonable control of the party whose performance is affected, (ii) are unforeseeable, and (iii) could not have been reasonably prevented, whether herein specifically enumerated or not (a "Force Majeure Event"). These contingencies include, among others, act of God, act of war, revolution, riot, acts of public enemies, fire, explosion, breakdown of plant, strike, lockout, labor dispute, casualty or accident, earthquake, flood, cyclone, tornado, hurricane or other windstorm, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement or any other act of any governmental authority, foreign or domestic, local, state or federal (provided that the Force Majeure Event does not arise due to or is connected in any way with a violation by party hereto of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement of any governmental authority) except that contingencies shall not include a downturn in Buyer's business or general economic downturn. A party so affected by a Force Majeure Event shall: (i) promptly give written notice to the other party whenever such contingency or other act becomes reasonably foreseeable (including an estimate of the expected duration of the Force Majeure Event and its probable impact on the performance of such party's obligations hereunder); (ii) exercise all reasonable efforts to continue to perform its obligations hereunder; (iii) use its commercially reasonable best efforts to overcome or mitigate the effects of the contingency as promptly as possible and (iv) promptly give written notice to the other party of the cessation of such contingency. Neither party, however, shall be required to resolve a strike, lockout or other labor problem in a manner which it alone does not deem proper and advisable. In no event shall any Force Majeure Event excuse party's failure to pay when due any monetary obligation hereunder. In the case of any Force Majeure Event relied on by OC, OC agrees that it shall treat Buyer no less favorably than the most favorably treated Affiliate or customer of OC in dealing with or adjusting to the consequences of such Force Majeure Event and in the case of any Force Majeure Event relied on by Buyer, Buyer agrees that it shall treat OC no less favorably than the most favorably treated Affiliate or customer of Buyer in dealing with or adjusting to the consequences of such Force Majeure Event.

       SECTION 6.05  Entire Agreement.  This Agreement and the Lease are
                     ----------------
intended to be the sole and complete statements of the obligations of the parties relating to the subject matter hereof and thereof and supersede all previous understandings, agreements, negotiations and proposals with respect to such subject matters. No provision of this Agreement shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized officer of the party against whom the waiver, amendment or modification is sought to be enforced.

       SECTION 6.06  Authorization.  Each party represents and warrants to the
                     -------------
other that it is legally free to enter into this Agreement, that its execution hereof and thereof have been duly authorized and that the terms and conditions of this Agreement do not conflict with or violate any terms or conditions of any other agreement or commitment to which such party is a signatory or by which it is bound.

       SECTION 6.07  Confidentiality.  Buyer agrees that it will use all
                     ---------------
reasonable efforts to maintain the confidentiality of all non-public business information belonging to OC that it obtains in performing its obligations hereunder or under the Lease. Buyer shall agree to have all employees, vendors, independent contractors or other persons who are exposed to any non-public business information belonging to OC to execute individual confidentiality agreements to be supplied by OC. If requested by OC, Buyer agrees to prosecute all actions necessary to protect all such non-public business information belonging to OC and Buyer shall promptly notify OC in the event there is any suspected unauthorized disclosure of such information or breach of this Section
6.07. The obligations of confidentiality herein shall survive for a period of eight (8) years the expiration or termination of this Agreement. All obligations contained in this Section 6.07 with respect to any confidential information shall cease if such confidential information:

       (a) is publicly available at the time of its disclosure to the recipient;

       (b) is already legally in the possession of the recipient from sources other than the disclosing entity;

       (c) has become publicly available through no fault of the recipient or its employees; or

       (d) is legally obtained by the recipient from sources independent of the disclosing entity, including information developed by employees or agents of the recipient who have not had direct or indirect access to the confidential information provided by the disclosing entity.

       SECTION 6.08  Waivers.  The failure of either party to require
                     -------
performance by the other of any provision hereunder shall not affect the right of such party to enforce the same provision thereafter. Such failure shall not affect such party's right to enforce any of the other provisions of this Agreement. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of this provision.

       SECTION 6.09  Severability.  If any part of this Agreement is determined
                     ------------
to be illegal, unenforceable or against public policy, then such part shall be deemed deleted from this Agreement without affecting or impairing any other part.

       SECTION 6.10  Headings.  All Article and Section headings in this
                     --------
Agreement are for convenience of reference only and are not intended to qualify the meaning of any provision hereof.

       SECTION 6.11  Counterparts.  This Agreement may be executed in one or
                     ------------
more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

       SECTION 6.12  Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of Pennsylvania.

       SECTION 6.13  Cooperation.  OC and Buyer will cooperate with each other
                     -----------
in effectuating the purposes of this Agreement.


  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                  OWENS CORNING


                                  By /s/ Charles E. Dana
                                    -----------------------------
                                    Name: Charles E. Dana
                                    Title: Vice President

                                  ADVANCED GLASSFIBER YARNS, LLC


                                  By /s/ Robert B. Fisher
                                    -----------------------------
                                    Name: Robert B. Fisher
                                    Title: General Manager

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